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TASKER PRODUCTS                         Investor Contact:
PRESS RELEASE
                                        Joseph M. Zappulla
                                        Wall Street Consultants Corp.
                                        212-681-4100
                                        jzappulla@wallstreetir.com

Tasker Products Schedules Conference Call to Present Its Second Quarter
                 Financial Results and Discuss Recent Progress

DANBURY, Conn., -- August 8, 2005 -- Tasker Capital Corp. (OTC Bulletin Board:
TKER), a distributor and marketer of proprietary technology that is highly effective in inhibiting pathogenic bacteria, today announced that it has scheduled a conference call to discuss the financial results and recent progress of the Company's second quarter, ended June 30, 2005 for Monday, August 15, 2005 at 4:15 pm (EDT).

      Conference Call Details:
      Date/Time:                        Monday, August 15 @ 4:15 pm (EDT)
      Telephone Number:                 888-489-9496
      Passcode:                         21257609
      Internet Access:                  www.Vcall.com

It is recommended that participants call or log on at least 10 minutes before the call is scheduled to begin. A replay of the conference call in its entirety will be available approximately one hour after its completion for forty-eight hours, by dialing 800-633-8284 and entering the passcode 21236627, and on the Internet at www.Vcall.com.

About Tasker Products

Tasker Products is a manufacturer, distributor and marketer of products using a unique, patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, widely known for its bacteriostatic properties to remain active throughout a wide range of pH values. The company is continuing its clinical research and development of future products in the oral care, pre-harvest and post-harvest food processing, skin care, pet products industries and water purification. Presently the Company markets Close Call(TM), the world's first clinically proven anti-microbial oral hygiene breath drink. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list or to present any questions, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com

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This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Current Report on Form 10-KSB as filed with SEC.

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